As filed with the Securities and Exchange Commission on March 23, 2021.

Registration No. –333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933
_________________

RBB BANCORP

(Exact name of registrant as specified in its charter)

_________________

California (State or other jurisdiction of incorporation or organization)	27-2776416 (I.R.S. Employer Identification Number)

1055 Wilshire Blvd., 12th Floor

Los Angeles, CA 90017

213-627-9888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________

Yee Phong (Alan) Thian

Chairman, President and Chief Executive Officer

RBB Bancorp

1055 Wilshire Blvd., 12th Floor

Los Angeles, CA 90017

213-627-9888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Loren P. Hansen, Esq.

Loren P. Hansen, APC

1301 Dove Street, Suite 370

Newport Beach, CA 92660

949-851-6125

_________________

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-252299

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Subordinated Debt Securities	$20,000,000	$2,182
(1)

The Registrant previously registered such indeterminate number of securities as would have an aggregate offering price not to exceed $100,000,000 on a Registration Statement on Form S-3 (File No. 333-252299), which was declared effective on January 29, 2021. Of such securities, an aggregate of $0 have been sold under such Registration Statement, leaving a remaining balance of $100,000,000 as of the date of this filing. The Registrant is filing this registration statement solely for the purpose of increasing the aggregate principal amount of securities being offered by $20,000,000 pursuant to Rule 462(b) of the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

This Registration Statement relates to the registration statement on Form S-3 (File Number 333-252299), as amended (the “Original Registration Statement”), declared effective on January 29, 2021 by the Commission, and is being filed for the purpose of registering additional securities in amounts that do not exceed 20% of the Proposed Maximum Aggregate Offering Price of securities remaining available for issuance under the Original Registration Statement. The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Original Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

Item 16. Exhibits

Exhibit Number	Description of Exhibits

5.1*	Opinion of Loren P. Hansen, APC (including consent).
23.1*	Consent of Eide Bailly LLP.
23.2*	Consent of Loren P. Hansen, APC (included in Exhibit 5.1).
24.1*	Power of Attorney (contained on the signature pages to this Registration Statement).
*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 23rd day of March, 2021.

RBB Bancorp

By:	/s/ Yee Phong (Alan) Thian
Yee Phong (Alan) Thian
President and Chief Executive Officer

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POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Yee Phong (Alan) Thian and David Morris, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments to this registration statement on Form S-3 (including any registration statement filed pursuant to Rule 462(b) under the Securities Act, and all amendments thereto) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Yee Phong (Alan) Thian	Director (Chairman); Chief Executive Officer	March 23, 2021
Yee Phong (Alan) Thian	and President (principal executive officer)

/s/ David Morris	Executive Vice President; Chief Financial	March 23, 2021
David Morris	Officer (principal financial and accounting officer)

/s/ Peter M. Chang	Director	March 23, 2021
Peter M. Chang

/s/ Wendell Chen	Director	March 23, 2021
Wendell Chen

/s/ Christina Kao	Director	March 23, 2021
Christina Kao

/s/ James W. Kao	Director	March 23, 2021
James W. Kao

/s/ Chie-Min (Christopher) Koo	Director	March 23, 2021
Chie-Min (Christopher) Koo

/s/ Alfonso Lau	Director	March 23, 2021
Alfonso Lau

/s/ Christopher Lin	Director	March 23, 2021
Christopher Lin

/s/ Ko-Yen Lin	Director	March 23, 2021
Ko-Yen Lin

/s/ Paul Lin	Director	March 23, 2021
Paul Lin

/s/ Feng (Richard) Lin	Director	March 23, 2021
Feng (Richard) Lin

/s/ Fui Ming (Catherine) Thian	Director	March 23, 2021
Fui Ming (Catherine) Thian

/s/ Raymond Yu	Director	March 23, 2021
Raymond Yu

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